UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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PFSweb, Inc.

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May 15, 2020
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”), which will be held on Tuesday, June 30, 2020 at 10:00 a.m. (local time) at Hilton Garden Inn, 705 Central Expressway South, Allen, Texas 75013 (the “Annual Meeting”). Given the current environment related to COVID-19, the Annual Meeting will focus on the required disclosures and will not include a full management presentation or question and answer session. We will enforce the appropriate social distancing protocols and request that all stockholders wear an appropriate face covering while attending the Annual Meeting.
At the Annual Meeting, stockholders will be asked to (i) elect eight directors, (ii) approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers, (iii) approve the Company’s 2020 Stock and Incentive Plan, and (iv) transact any other business as may properly come before the Annual Meeting or at any postponements or adjournments thereof. Information about these matters is contained in the attached Proxy Statement.
Attached you will find a Notice of Annual Meeting of Stockholders and Proxy Statement that contain further information about the Annual Meeting, including the time, date and location of the Annual Meeting, a description of the matters to be voted on at the Annual Meeting, the different methods that you may use to vote, and how to obtain an admission card if you plan to attend the Annual Meeting in person.
Whether or not you will be attending the Annual Meeting, your vote is important to us, regardless of the number of shares you hold. To ensure your representation at the Annual Meeting, we encourage and urge you to vote. We would encourage you to submit your vote or proxy electronically in advance of the Annual Meeting and request that stockholders not attend the Annual Meeting in person this year.
We have provided you with the ability to vote via telephone and Internet which is easier and more efficient and will help us reduce our impact on the environment while saving the Company printing and postage costs, and maintain practices to reduce the spread of COVID-19. You may vote your shares by (a) calling the toll free telephone number indicated on the proxy card or (b) accessing the special web site indicated on the proxy card to vote via the Internet. Each option is more fully explained in the telephone and internet voting instructions. You may also vote via mail by completing, dating, signing and returning the enclosed proxy card as promptly as possible. A postage-prepaid envelope is enclosed for that purpose. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card. Please note that if you hold your shares of our common stock through your broker, you will not be able to vote in person at the meeting unless you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot. We encourage all stockholders to vote by telephone, internet or mail prior to the date of the Annual Meeting. For those planning to attend the Annual Meeting this year, we will require all stockholders to adhere to social distancing protocols and to wear an appropriate face covering while attending the Annual Meeting. We thank you for your continued support of our Company and hope that you stay well and safe.
Sincerely,

Michael Willoughby
Chief Executive Officer

PFSweb, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:    Tuesday, June 30, 2020
Time:    10:00 a.m. CDT
Place:     Hilton Garden Inn, 705 Central Expressway South, Allen, Texas, 75013
At the Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”) you will be asked to:
1.    Elect eight directors;
2.    Approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers;
3.    Approve the Company’s 2020 Stock and Incentive Plan; and
4. Transact any other business as may properly come before the meeting or at any postponements or adjournments thereof.
The Board of Directors has fixed the close of business on May 6, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Your vote is important. Each stockholder, regardless of whether you plan on attending the Annual Meeting, is requested to vote now. You may vote on the items to be considered at the Annual Meeting by mailing a proxy card without delay in the enclosed postage-paid envelope, by voting over the Internet or by toll-free telephone as described in the proxy card. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting. Stockholders holding shares in street name must obtain a legal proxy from their broker, bank or other holder of record and present it to the inspectors of election with their ballot to be able to vote at the Annual Meeting.

Via Internet - cast your vote at www.investorvote.com/PFSW 24/7 until 11:59 p.m., Eastern Time on June 29, 2020	Via Phone - cast your vote by phone at 1-800-652-8683 24/7 until 11:59 p.m., Eastern Time on June 29, 2020	Via Mail - Mark, sign and date your proxy card and return it in the postage-paid envelope provided
Please carefully review the instructions for the various voting options available to you detailed on the proxy card. If you have questions, please review our questions and answers about the Annual Meeting and the voting options for additional information, including when you must vote, how to revoke your proxy and how to vote your shares in person.

You also are cordially invited to attend the Annual Meeting in person. Only stockholders with an admission ticket and valid, government-issued, picture identification that matches the admission ticket will be admitted to the Annual Meeting. If your shares are registered in your name, an admission ticket is attached to your proxy card. If your shares are not registered in your name, you should ask the broker, bank or other institution that holds your shares to provide you with a legal proxy authorizing you to vote your shares. You also can obtain an admission ticket to the Annual Meeting by presenting this legal proxy, or confirming documentation of your account from your broker, bank or other institution, at the Annual Meeting. For those attending the Annual Meeting this year, we will require all stockholders to adhere to social distancing protocols and to wear an appropriate face covering while attending the Annual Meeting.

By Order of the Board of Directors

Michael Willoughby
Chief Executive Officer
Allen, Texas
May 15, 2020

PFSweb, Inc.
505 Millennium Drive
Allen, Texas 75013
(972) 881-2900
PROXY STATEMENT
We are furnishing this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of PFSweb, Inc. (“PFSweb,” the “Company,” “we,” “us,” or “our”) to be voted at the Annual Meeting of Stockholders to be held at Hilton Garden Inn, Allen, Texas, on Thursday, June 30, 2020, at 10:00 a.m. and at any and all adjournments thereof. This Proxy Statement, the Notice of Annual Meeting, the accompanying proxy card and the 2019 Annual Report on Form 10-K are first being mailed and/or made available to stockholders on or about May 18, 2020.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 30, 2020

The enclosed Proxy Statement and 2019 Annual Report on Form 10-K are available at www.edocumentview.com/PFSW and the “Investors” section under “SEC Filings” of our website at https://ir.pfsweb.com/sec-filings.

Each holder of record on May 6, 2020 (the “Record Date”) is entitled to one vote for each share of common stock held by such holder. As of May 14, 2019, there were 19,466,253 shares of our common stock outstanding. We need a majority of the shares of our common stock outstanding on the Record Date and entitled to vote at the Annual Meeting present, in person or by proxy, to constitute a quorum and transact business at the Annual Meeting.

The Company is a “smaller reporting company” or “SRC” as defined under Rule 405 of the Securities Act of 1933 and Rule 12b-2 under the Exchange Act, as well as Rule 3-05 of Regulation S-X and Item 10(f)(1) of Regulation S-K. As such our disclosures in this Proxy Statement have been modified in accordance with the rules applicable to SRCs.

The Board encourages you to read the Proxy Statement and to vote on the matters to be considered at the Annual Meeting. The Company's 2019 Annual Report on Form 10-K, which contains the consolidated audited financial statements for the fiscal year ended December 31, 2019, accompanies this Proxy Statement. You may obtain, without charge, a copy of the proxy materials upon request by following the instructions set forth herein. The following are the three proposals being submitted to the stockholders for vote at the Annual Meeting:

Proposal		Board’s Recommendation	Page
1	Election of eight directors	“FOR” each nominee	6
2	Approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers	“FOR”	13
3	Approve the Company’s 2020 Stock and Incentive Plan;	“FOR”	23
NOTE ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this Proxy Statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “target,” “potential,” “seek,” “strive,” “continue,” “plan,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including the impact of the COVID-19 pandemic on our business, results of operations and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. In addition, some forward-looking statements are based upon assumptions about future events that may not prove to be accurate. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Form 10-K and any subsequent amendments thereto or in our quarterly reports on Form 10-Q. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, also may materially impact such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

Why did I receive these materials?

As a holder of common stock of the Company at the close of business on the Record Date, you are entitled to vote at the Company's Annual Meeting to be held at Hilton Garden Inn at 705 Central Expressway South, Allen Texas 75013, on June 30, 2020 at 10:00 a.m. CDT. This Proxy Statement provides notice of the Annual Meeting, describes the three proposals to be voted on by the holders of record of the Company's common stock on the Record Date at the Annual Meeting, and includes information required to be disclosed to all of our stockholders. As a stockholder you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to stockholders starting on May 18, 2020. The mailing address of the Company’s principal executive offices is 505 Millennium Drive, Allen, Texas 75013.

What is the purpose of this Annual Meeting?
The purpose of this Annual Meeting is to vote upon the following proposals:

•	To elect eight directors to the Board for a one year term;

•	To approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers;

•	Approve the Company’s 2020 Stock and Incentive Plan; and

•	To transact any other business as may properly come before the meeting or at any postponements or adjournments thereof.
Who can vote?
Stockholders of record as of the close of business on May 6, 2020 are entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter presented at the Annual Meeting.
How do I vote?
You can vote in person at the Annual Meeting if you are a stockholder of record on the Record Date. Alternatively, a stockholder who holds shares of our common stock of record and not in “street name” may vote shares by giving a proxy via mail, telephone or the Internet. You may vote by telephone or the Internet by following the instructions on your proxy. Your telephone or Internet delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail. To vote your proxy by mail, indicate your voting choices, sign and date your proxy and return it in the postage-paid envelope provided.
If you hold shares in a “street name” - that is through an account with a bank, financial institution, stock broker or similar institution, where the institution is shown as the “registered holder” of your shares, you are considered the “beneficial owner” of shares held in street name. The Proxy Statement, the Notice of Annual Meeting, the accompanying proxy and the 2019 Annual Report on Form 10-K have been forwarded to you or made available by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet. All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What shares are represented by the proxy?
The proxy that we are delivering represents all the shares registered in your name with our transfer agent, Computershare Shareowner Services LLC. The proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.
What are “broker non-votes” and why is it important that I submit my voting instructions for shares I hold as a beneficial stockholder?
If your shares are held in a stock brokerage account, financial institution account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. When a proposal is not a routine, uncontested matter and a brokerage firm/financial institution has not received voting instructions from you as the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. For proposals number 1, 2 and 3, absent instructions, your broker will NOT be able to vote your shares with respect to the election of directors, the approval of Named Executive Officer compensation and the approval of the Company’s 2020 Stock and Incentive Plan because these matters are considered to be “non-routine” matters. As such, for proposals number 1, 2 and 3, you must submit voting instructions to the broker firm that holds your shares if you would like your shares to count towards the vote at the Annual Meeting. When a brokerage firm/financial institution votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.” Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will generally have no effect on either of the proposals described above because they are not considered votes cast. Concerning the election of directors, you may: (a) vote for all director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group, except those nominees you identify on the appropriate line.
How are votes counted?
If you return a signed and dated proxy but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board. A valid proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters which, although not described in the Proxy Statement, are properly presented for action at our Annual Meeting. If you indicate on your proxy that you wish to “abstain” from voting on an item, your shares will not be voted on that item, but will be counted to determine whether there is a quorum present. There is no right to cumulative voting.
How is a quorum established?
The presence, in person or by proxy, of at least a majority of the shares outstanding on the Record Date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.
Do I need to attend the Annual Meeting?
No. You may authorize your shares to be voted by following the instructions on the proxy card or, for shares held by your broker, financial institution, bank or other nominee on the voting instruction card that your broker or other nominee provides to you.
What vote is required to approve matters presented at the Annual Meeting?
The following sets forth the votes required to approve the matters presented at the Annual Meeting:
Proposal No. 1 (Election of Directors) – Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to such director, which means that the number of shares voted “FOR” that director’s election must exceed the number of shares voted “AGAINST” that director’s election. Stockholders will not be allowed to cumulate their votes in the election of directors. Abstentions and broker non-votes will not be considered as votes cast on this proposal and therefore will not affect the outcome of this proposal.
Proposal No. 2 (Advisory Vote on Executive Compensation) – The non-binding advisory proposal to approve the compensation of the Company’s Named Executive Officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal, while broker non-votes have no effect.

Proposal No. 3 (Approval of 2020 Stock and Incentive Plan) – The proposal to approve the Company’s 2020 Stock and Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal, while broker non-votes have no effect.

What is the recommendation of the Board of Directors?
The Board recommends that stockholders vote:

Proposal No.	Proposal	Recommendation
1	Election of eight directors to the Board for a one year term	“FOR” each nominee
2	Approval on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers	“FOR”
3	Approve the Company’s 2020 Stock and Incentive Plan;	“FOR”
Can I revoke my proxy or change my vote?
Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•	providing written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the Annual Meeting and voting in person.
Please note that your attendance in person at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. If your shares are held in street name, you must contact your brokerage firm, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the meeting.
What does it mean if I receive more than one proxy or voting instruction card?
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Who will tabulate the vote?
Our transfer agent, Computershare Shareowner Services LLC, will tally the vote, which will be certified by an inspector of election.
Who will bear the expenses of our solicitation? How will we solicit votes?
We will bear our own cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by our directors and officers by personal interview, telephone, facsimile or e-mail. Our directors and officers will not receive additional compensation for this solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with these activities. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of our common stock held of record by these people or institutions, in which case we will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with these forwarding activities. We have retained Computershare Shareowner Services LLC to assist in the solicitation of proxies for an estimated fee of $15,000 plus reimbursement of expenses.
Can I access the Company’s proxy materials and Annual Report electronically?
This Proxy Statement and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC, are available to stockholders free of charge in the “Investor Relations” section of the Company’s website at https://ir.pfsweb.com/printed-materials or by writing to PFSweb, Inc., 505 Millennium Drive, Allen, Texas 75013 and at www.edocumentview.com/PFSW.

Where can I find the voting results of the Annual Meeting?
The Company will announce preliminary voting results at the Annual Meeting and publish results in a Current Report on Form 8-K within four business days of the Annual Meeting.
What is householding and how does it affect me?
The SEC rules permit us to send a single set of the Notice of Internet Availability of Proxy Materials, proxy materials, and our Annual Report on Form 10-K for fiscal year 2019 to any household at which two or more holders reside unless we have received contrary instructions from the affected holders prior to the mailing date. This procedure, referred to as householding, reduces the volume of duplicate mailings and information you receive and helps us reduce our impact on the environment and our cost and expenses.
In order to take advantage of this cost saving and environmentally friendly practice, we have delivered only one set of proxy materials and our Annual Report on Form 10-K for fiscal year 2019 to holders of our common stock who share an address, unless we have received contrary instructions from the affected holders prior to the mailing date. If you would like to request additional copies or otherwise request reduced copies be sent, please contact the Corporate Secretary of the Company at 505 Millennium Drive, Allen, Texas 75013 or via telephone at 972-881-2900 extension 5395. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

PROPOSAL 1
NOMINEES FOR THE BOARD OF DIRECTORS
The following eight nominees have been nominated and recommended by the Board of Directors: David I. Beatson, Monica Luechtefeld, Shinichi Nagakura, Benjamin Rosenzweig, Peter J. Stein, Robert Frankfurt, G. Mercedes De Luca and Michael C. Willoughby. If elected, such persons are expected to serve until the Company’s 2021 annual meeting and until their successors are elected and qualified. The shares represented by proxies in the accompanying form will be voted for the election of the nominees unless authority to so vote is withheld. The Board of Directors has no reason to believe that such nominees will not serve if elected, but if any one or more of them should become unavailable to serve as a director, and if the Board designates a substitute nominee or nominees, the person named as proxy will vote for the substitute nominee(s) designated by the Board.
Recommendation and Vote Required
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS.
To be elected, a director nominee must receive the affirmative vote of a majority of the votes cast with respect to such director, which means that the number of shares voted “for” that director’s election must exceed the number of shares voted “against” that director’s election. This majority vote standard is in effect because this is an uncontested election of directors (i.e., the number of nominees for director did not exceed the number of directors to be elected as of the Record Date of the annual meeting). For any contested election, the directors would be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors.
If a director nominee who is serving as a director is not elected at the annual meeting, under our by-laws, as amended, such director must tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating Committee would then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating Committee, would determine the appropriate responsive action with respect to the tendered resignation within 90 days and publicly disclose its decision. The director who tenders his or her resignation may not participate in the Board’s decision.
Information regarding the method by which votes will be counted appears above under the heading “Voting Procedures.”

The following sets forth for each nominee to serve as a member of the Board, such person’s name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company. The following information also identifies and describes the key experience, qualifications and skills our directors bring to the Board that are important in light of our business and structure. The directors’ experiences, qualifications and skills that the Board considered in their nomination as qualifications for the member’s inclusion on the Board are included in their individual biographies.
David I. Beatson, age 72, has served as a non-employee Director since November 2000. Mr. Beatson is Chief Executive Officer of Ascent Advisors, LLC a consulting firm he founded in 2000. The firm provides strategic direction to firms in the logistics and supply chain industry as well as merger and acquisition advice for private equity firms investing in such industry. Mr. Beatson is a recognized leader in the field of transportation, logistics and supply chain management having served as Chairman and CEO of several leading companies in the industry. From 2007 until 2012 he was CEO of Globalware Solutions (“GWS”), a global supply chain management solution provider with facilities in North America, Asia and Europe. From July 2003 to April 2005, Mr. Beatson served as Regional CEO North America and Member of the Executive Board of Panalpina, Inc., a leading provider of international air and sea freight forwarding, customs brokerage and third party logistics services. From July 1998 to June 2000, Mr. Beatson served as Chairman, President and CEO of Circle International Group, Inc., a global transportation and logistics company. From 1991 to June 1994, Mr. Beatson served as vice-president of sales and marketing and then from June 1994 until July 1998 as president and CEO of Emery Worldwide, a global transportation and logistics company. Prior to 1991, Mr. Beatson held several management positions in the logistics and transportation industry, including American Airlines and CF Airfreight. He also serves on the board of Descartes Systems (NASDAQ: DSGX), the Executive Board of ATL Partners and two privately held companies. Mr. Beatson received his B.S. degree in Business Administration from The Ohio State University and his M.B.A. from the University of Cincinnati. The Board believes the characteristics that qualify Mr. Beatson for the Board include his long-term experience in the transportation, logistics and supply chain management industry, leadership experience and judgment and knowledge of the Company’s business.
Monica Luechtefeld, age 71, has served as a non-employee Director of the Company since April 2014. Ms. Luechtefeld is a recognized leader in eCommerce & Internet Retailing. She founded her own consultancy firm in 2012 to provide advisory services in eCommerce strategy as well as online marketing and emerging digital media. From 1993 to 2012, Ms. Luechtefeld held various executive roles within Office Depot, Inc., a Fortune 200 company. She was Executive Vice President eCommerce and Direct Marketing and most recently served as Executive Vice President of European eCommerce. Her previous leadership positions included Executive Vice President Supply Chain and Information Technology, as well as marketing, sales and business development roles. Ms. Luechtefeld is a trustee for the March of Dimes and Mount Saint Mary’s University. Ms. Luechtefeld received her B.S. degree from Mount Saint Mary’s University and her M.B.A. from the University of Notre Dame. She also received an honorary doctorate degree from Mount Saint Mary’s University. She also serves as a Board Member of Irish Angels, an angel investment group primarily focused on early stage technology companies. The Board believes the characteristics that qualify Ms. Luechtefeld for the Board include her business and leadership experience and judgment and her broad eCommerce industry knowledge.
Shinichi Nagakura, age 56, was appointed as a non-employee Director of the Company in May 2013 in accordance with the provisions of a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and transcosmos inc. (“TCI”), a leading Japanese business process outsourcing company. Mr. Nagakura has been an officer of TCI and/or its affiliates for the last 15 years, including serving as a Director of TCI since 2006, and has experience in investments, business development and sales and marketing in the US and Japan. Prior to TCI, Mr. Nagakura served for ten years with Recruit Holdings Co., Ltd., which provides integrated human resource services. Mr. Nagakura also serves on the Board of Merlin Information Systems, Ltd., an international provider of high quality, personalized IT and customer support solutions based in the UK, and InfraCommerce Inc., one stop eCommerce service company in Brazil. Mr. Nagakura also serves as a director with Become Japan Holdings, Inc., Ecom Latam Holdings, Inc., Infracommerce Negocios e Solucoes em Internet Ltda, transcosmos Information Systems Ltd. and Digital Operative Inc., a private corporation. He graduated from Sophia University, Tokyo, Japan with a B.A. in International Studies in 1986. The Board believes the characteristics that qualify Mr. Nagakura for the Board include his extensive private equity and investment experience and management skills associated with his prior executive level experience within the transcosmos organization and prior human resource experience.
Benjamin Rosenzweig, age 35, was appointed as a non-employee Director of the Company in May 2013 in accordance with the provisions of a settlement agreement (the “Settlement Agreement”) between the Company and Privet Fund, L.P. and its affiliates (“Privet”). Mr. Rosenzweig is currently a partner at Privet Fund Management LLC.

Prior to joining Privet in September 2008, Mr. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. Mr. Rosenzweig is currently a Director of Hardinge, Inc., a private company, formerly NASDAQ:HDNG and Potbelly Corporation (NASDAQ: PBPB). Mr. Rosenzweig also served as a Director of Cicero, Inc. (OTC:CICN) until April 2020, Startek, Inc. (NYSE MKT: SRT) from 2011 through 2018 and RELM Wireless Corp. (NYSE MKT: RWC) from 2013 through 2015. Mr. Rosenzweig graduated magna cum laude from Emory University with a Bachelor of Business Administration degree in Finance and a second major in Economics. The Board believes the characteristics that qualify Mr. Rosenzweig for the Board include his strategic consulting and finance experience, leadership experience and judgment.
Peter J. Stein, age 50, was appointed as a non-employee Director of the Company in January 2016. Mr. Stein has been the Global CEO of Huge Inc. since May of 2019. Prior to that he was the General Manager of the Brand Group at Fullscreen, a next generation media company since January 2016. Mr. Stein was an executive in residence with Lerer Hippeau Ventures from February 2015 through December 2015. From July 2013 to December 2014, Mr. Stein was the Global CEO of Razorfish, a global digital agency. From 2009 through July 2013, he was the President of the East Region for Razorfish. Prior to Razorfish, Mr. Stein held various leadership positions for technology and consulting companies, including partner at Scient, managing partner at iXL, director of client services at NetResponse, and a consultant for marketing and technology at KPMG. Mr. Stein serves on the board of Panna Cooking, a private corporation. Mr. Stein received a B.S. degree in Marketing from Lehigh University. The Board believes the characteristics that qualify Mr. Stein for the Board include his long-term experience in the eCommerce industry, expertise in information technology, leadership experience and judgment.
Robert Frankfurt, age 54, was appointed as a non-employee Director in March 2019, in accordance with the provisions of a settlement agreement between the Company and Arnaud Ajdler, Engine Capital, L.P. and certain of its affiliates. Mr. Frankfurt is currently President and Founder of Myca Partners (“Myca”). Mr. Frankfurt focuses his efforts on investing in and building Lifestyle based Health and Wellness businesses with a focus on clean food and other consumer products, health technology and alternative healthcare solutions to reduce the global epidemic of chronic illness and obesity. Prior to founding Myca in 2006, Mr. Frankfurt spent more than a decade as a Partner and senior portfolio manager at various investment partnerships including Steel Partners and Sandell Asset Management. Mr. Frankfurt began his career as a financial analyst in the mergers and acquisitions department of Bear, Stearns & Co. and later joined Hambro Bank America as an associate focused on merger and acquisition and venture capital transactions. Mr. Frankfurt graduated from the Wharton School of Business in 1987 with a B.S. in Economics and he received his MBA at the Anderson Graduate School of Management at UCLA in 1995 where he was a Venture Capital Fellow and served as Alumni Class President. The Board believes the characteristics that qualify Mr. Frankfurt for the Board include his financial and management experience, strategic consulting experience, leadership experience and judgment.
G. Mercedes De Luca, age 62, was appointed as a non-employee Director in May 2019. Ms. De Luca has been the Chief Information Officer for Pebble Beach Company since May 2017. Prior to Pebble Beach, Ms. De Luca held several executive and senior level positions at notable companies, including at Basecamp from October 2015 through October 2016 as their Chief Operating Officer and, Sears Holdings from May 2011 through August 2014 as their Vice President and General Manager of eCommerce. Previously, Ms. De Luca was CEO of MyShape, Inc. and held executive positions with Yahoo! and Interwoven. In these various roles, she led multiple digital transformation efforts that introduced innovative technology solutions to meet strategic goals and drive profitable growth. Ms. De Luca holds a Master of Business Administration from Santa Clara University and a Bachelor of Science in Electrical Engineering from Columbia University. She currently serves on the board of directors for INETCO, a retail banking and payment processing software solutions provider. The Board believes the characteristics that qualify Ms. De Luca for the Board include her extensive experience as a technology executive and leader, expertise in information technology, leadership experience and judgment.
Michael C. Willoughby, age 56, has served as Chief Executive Officer and a Director since March 2013, as President of PFSweb, Inc. since September 2010 and as Chief Information Officer of the Company from October 2001 until April 2016. Mr. Willoughby has previously served as President of Priority Fulfillment Services, a subsidiary of the Company, from February 2006 to September 2010. From 1999 to 2001, Mr. Willoughby served the Company as Vice President of E-Commerce. Prior to joining the Company, Mr. Willoughby served as President and Chief Executive Officer of Design Technologies, Inc., an e-commerce software development firm from 1994 to 1999. Prior to founding Design Technologies, Inc., Mr. Willoughby served as President and Chief Executive Officer of Integration Services, Inc., an IT consulting services company. Mr. Willoughby received his Bachelor of Business Administration degree in Information Systems from Abilene Christian University. The Board believes the characteristics that qualify Mr.

Willoughby for the Board include his long-term experience in the eCommerce industry, expertise in information technology, leadership experience and judgment and extensive knowledge of the Company’s business.
James F. Reilly, age 61, has served as a non-employee Director of the Company since its inception in 1999, as lead director from June 2010 to March 2013 and as Chairman since March 2013 through until his expected retirement as of June 29, 2020. Mr. Reilly has been an investment banker since 1983 and has been the Founder and Managing Partner of Stonepine Advisors, LLC since February 2011, an investment banking firm focused on high growth technology companies. Until June 2010, he was a Senior Advisor to Needham & Company, LLC, a nationally recognized investment banking and asset management firm focused primarily on serving emerging growth industries and their investors. He served in various capacities with Needham & Company, LLC, since January 2004 including Head of West Coast Investment Banking. Previously he was a Managing Director of J.P. Morgan Securities, Inc., an investment banking firm, and a Managing Director in the Technology Group of Warburg Dillon Read, the global investment banking division of UBS AG. From 1983 to 1999, Mr. Reilly was associated with Warburg Dillon Read or one of its predecessor companies and specialized in corporate finance advisory work for a broad range of technology companies. Mr. Reilly received his B.A. degree from Columbia University.
Information About Our Executive Officers
In addition to Michael C. Willoughby named above, the following are the names, ages and positions of the other executive officers of the Company:
Thomas J. Madden, age 58, has served as Executive Vice President, Chief Financial Officer of the Company since its inception in 1999 and Chief Accounting Officer until October 2019. Mr. Madden previously served as Chief Financial Officer of Daisytek International Corporation (“Daisytek”), former parent corporation of the Company, from 1997 to 2000, as Vice President - Finance, Treasurer and as Chief Accounting Officer of Daisytek from 1994 to 2000 and as Controller of Daisytek from 1992 to 1994. From 1983 to 1992, Mr. Madden served in various capacities with Arthur Andersen & Co., S.C., including financial consulting and audit manager.
R. Zach Thomann, age 38, has served as Executive Vice President and General Manager of the Company’s PFS Operations business unit since 2018 and is responsible for the strategic direction and management of all PFS Operations activities, including distribution, contact center, client financial services, and omni-channel operations services provided on behalf of the Company’s clients. Mr. Thomann served as Senior Vice President and General Manager of the Company’s PFS Operations business unit from 2017-2018, Senior Vice President and General Manager of Omni-Channel Operations from 2016 to 2017, Vice President and General Manager of Omni-Channel Operations from 2015 to 2016, Vice President of Program Management from 2013 to 2015, Director of Program Management from 2012 to 2013 and held various program management and client implementation roles from 2003 to 2012.
James Butler, age 54, has served as Executive Vice President and General Manager of the Company’s LiveArea business unit since June 2019 and is responsible for strategic direction and management of all LiveArea activities provided on behalf of the Company’s clients. He has an extensive background in technology and digital consulting. Most recently, Mr. Butler served as President of the Intersection from June 2017 through January 2019, a consulting practice focused on bridging the digital and physical worlds to improve the experience of public places through technology. Prior to Intersection, Mr. Butler was president of Isobar, a full-service, award-winning experiential design and technology consulting agency from May 2012 to May 2017.
Meetings and Committees of the Board
The Board met a total of fourteen times during the calendar year ended December 31, 2019. The Board has determined that, other than Mr. Willoughby, each director is independent within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and Nasdaq listing standards. The independent directors are able to and generally meet in executive session without the Company’s management at each regularly scheduled quarterly Board meeting.
The Board does not have a policy regarding director attendance at the annual meeting of stockholders. The Company provides notice of the meeting to the Board. No current independent director attended the 2019 annual meeting.
During fiscal year 2019 the members of the Board held the following committee appointments for each of the Nominating, Audit, Compensation and Technology and Cybersecurity Committees, each of which is a standing committee of the Board:

Board Member	Nominating Committee	Audit Committee	Compensation Committee	Technology & Cybersecurity Committee
David I. Beatson		X**	X
Monica Luechtefeld		X		X**
Shinichi Nagakura			X
James F. Reilly	X		X**
Benjamin Rosenzweig	X
Peter J. Stein	X**			X
Robert Frankfurt		X
G. Mercedes De Luca			X	X
**Chairman of the Committee
The Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors. The Committee will consider candidates at the recommendation of existing Board members, Company management, search firms or other consultants, or stockholders. Stockholders wishing to recommend director candidates to the Board may do so by writing to the Committee in care of the Corporate Secretary at the Company’s executive office, 505 Millennium Drive, Allen, TX 75013. At a minimum, director candidates should have demonstrated achievement in their particular field of endeavor, significant business or other management experience that would be of value to the Company, integrity and high ethical standards, good communication and leadership skills, and the ability and willingness to commit adequate time and attention to carry out their Board duties effectively. The Committee will evaluate candidates through background and reference checks, interviews and an analysis of each candidate’s qualifications and attributes in light of the current composition of the Board and the Company’s leadership needs at the time. The Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s business. Candidates recommended by stockholders will be evaluated with the same standards and process as candidates identified through other individuals or methods. The current members of the Nominating Committee are Mr. Reilly, Mr. Rosenzweig and Mr. Stein (who serves as Chairman), each of whom has been determined to be independent as discussed above. The Nominating Committee has adopted a charter which is available on the Company’s website at https://ir.pfsweb.com/corporate-governance (the contents of the website are not incorporated in this Proxy Statement by reference). The Nominating Committee met two times during the calendar year ended December 31, 2019.
The Audit Committee is established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to its stockholders. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company’s auditors report directly to the Audit Committee.
The Audit Committee is currently comprised of three directors, Mr. Beatson (who serves as Chairman), Mr. Frankfurt and Ms. Luechtefeld, each of whom has been determined by the Board to be independent as discussed above, and is able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of operations and comprehensive income (loss) and statement of cash flows. The Board has determined that, based on his relevant experience as described above, Mr. Beatson is qualified as the audit committee financial expert within the meaning of applicable SEC regulations and has the requisite financial sophistication required by the Nasdaq listing standards. The Audit Committee met a total of seven times during calendar year 2019. The Committee has adopted a written amended and restated audit committee charter setting out the audit-related functions of the Audit Committee, and the Committee reviews and reassesses the adequacy of the charter on an annual basis. A copy of the charter is available on the Company’s website at https://ir.pfsweb.com/corporate-governance.
The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company’s executive officers and other key employees. Certain executive officers provide compensation recommendations to the Compensation Committee with respect to their direct reports based on such direct reports’ prior year performance, adherence to corporate policies, and meeting both corporate and business unit performance targets. Additionally, the Company provides materials to the Compensation Committee as requested with respect to Board renumeration and certain market trends with respect to such renumeration for similarly situated companies. The current members of the Compensation Committee are Mr. Beatson, Mr. Nagakura, Mr. Reilly (who served as Chairman) and Ms. De Luca each of whom has been determined by the Board to be independent as discussed above. The Compensation Committee also serves as the Committee which administers the Company’s 2018 Employee Stock and Incentive Plan. The Compensation Committee has adopted a charter which is available on the Company’s website at https://ir.pfsweb.com/corporate-governance. The Compensation Committee met seven times during calendar year 2019.
The Technology and Cybersecurity Committee is responsible for review and oversight of technology-based issues. The Technology and Cybersecurity Committee is comprised of three directors, Ms. Luechtefeld (who serves as Chairman), Ms. De Luca and Mr. Stein. The Technology and Cybersecurity Committee has adopted a charter which is available on the Company’s website at https://ir.pfsweb.com/corporate-governance. The Technology and Cybersecurity Committee met five times during the calendar year 2019.
During calendar year 2019, no current director or director nominee attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.
The Nominating Committee reassigned each of the Board members to the Board’s committees as a result of the retirement of Mr. Reilly from the Board to be effective immediately following the Annual Meeting. The table below reflects the new assignments.

Board Member	Nominating Committee	Audit Committee	Compensation Committee	Technology & Cybersecurity Committee
David I. Beatson		X**	X
Monica Luechtefeld		X		X**
Shinichi Nagakura	X
Benjamin Rosenzweig	X
Peter J. Stein	X**			X
Robert Frankfurt		X	X
G. Mercedes De Luca			X**	X
**Chairperson of the Committee
Communicating with the Board of Directors
Stockholders wishing to communicate with one or more Directors or the Board as a whole may do so in a writing addressed to the Director(s) or the Board and sent to the Corporate Secretary, PFSweb, Inc., 505 Millennium Drive, Allen, TX 75013. Pursuant to the Bylaws of the Company, the Corporate Secretary shall forward any communication to the Lead Director of the Board whom acts as the liaison between the stockholders and the Board.
Code of Ethics
The Board has approved a code of business conduct and ethics in accordance with rules of the SEC and Nasdaq listing standards applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and the principal accounting officer. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the Company’s code of business conduct and ethics may be found on the Company’s website at https://ir.pfsweb.com/corporate-governance along with any amendments thereto or waivers of its requirements.
Board Leadership Structure
Currently, the Company has separated the roles of Chief Executive Officer and Chairman in order to permit the Chief Executive Officer to focus his efforts on maintaining and improving the Company’s operations. In addition, to assure effective independent oversight of the Company management, all of the other Board members are currently independent directors who may meet in executive session without management present. The Board otherwise has the authority to determine the leadership structure of the Company at any given time. Each committee of the Board is comprised entirely of independent directors. The Company’s Bylaws further permit the appointment of a lead independent director by the other independent directors. The lead director is authorized to prepare the agendas for executive sessions of the independent directors and chair those sessions, facilitate communications between the

Chairman and other members of the Board, and act as a liaison to shareholders who request direct communication with the Board. Ms. Luechtefeld serves as the Chairperson and as the lead director. The Board has appointed Ms. Luechtefeld to serve as Chairperson of the Board and lead director effective as of June 30, 2020.
Risk Management
Risk is inherent with every business, and we believe that how well a business manages risk can ultimately determine its success. We face a number of risks more fully described in our annual and quarterly filings with the SEC, including risks relating to dependence on clients and suppliers, competition, cybersecurity and data breaches, product development, credit and liquidity, acquisitions and foreign expansion and other business risks. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board, together with its committees, provides company-wide oversight of our management and handling of risk. The Technology and Cybersecurity committee has primary responsibility for information technology and cyber risks and efforts taken by the Company to mitigate such risks. At meetings of the Board and its committees, directors receive regular updates from management regarding risk management. Outside of formal meetings, the Board, its committees and individual Board members have regular access to the executive officers of the Company and are often consulted by management in respect of Company operations.

PROPOSAL 2
ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, the Company seeks your advisory vote approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement. We believe that our executive compensation programs are structured in the best manner possible to support our business objectives and are designed to provide competitive total compensation that is tied to the achievement of Company performance objectives and to attract, motivate and retain individuals who will build long-term value for our stockholders. See “Executive Compensation” below. Key characteristics of our executive compensation programs include the following:

•
Pay for Performance. Our compensation programs seek to tie pay to performance and a meaningful portion of our executives’ compensation is incentive based and contingent upon Company financial performance and/or share price performance.

•
Pay Competitively. We are committed to providing an executive compensation program designed to attract, motivate, reward, and retain executive officers with the skills necessary to successfully lead and manage our business.

•	Pay Responsibly. Our compensation program is designed to align the interests of our executive officers with our stockholders and to discourage excessive risk-taking.

We are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the Summary Compensation Table and related compensation tables, notes, and narrative discussion in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our Named Executive Officers as described in this Proxy Statement. The vote on this proposal is advisory and non-binding; however, the Compensation Committee and the Board will review the results of the vote and consider them when making future determinations regarding our executive compensation programs. At our 2019 annual meeting of stockholders, our stockholders voted, on an advisory basis, to hold an advisory vote to approve the compensation of our Named Executive Officers every year. Accordingly, we expect to hold the next advisory vote on the compensation of our Named Executive officers in connection with our 2021 annual meeting of stockholders.
Recommendation and Vote Required
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL ON A NON-BINDING BASIS.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of this proposal.

EXECUTIVE COMPENSATION
Overview of Compensation Program
The Compensation Committee of the Board is responsible for establishing and implementing our compensation philosophy. The Compensation Committee believes that the total compensation paid to our executive officers should be and is fair, reasonable and competitive. In this section of the Proxy Statement, the individuals who served during our fiscal year ended December 31, 2019 as our Chief Executive Officer and the other executive officers included in the Summary Compensation Table on page 15, are referred to as the “Named Executive Officers.”
Compensation Philosophy and Objectives
The Compensation Committee believes that executive officer compensation be structured to provide competitive base salaries and benefits to attract and retain superior employees and to provide short- and long-term incentive compensation to incentivize executive officers to attain, and to reward executive officers for attaining, established financial and operational goals that are consistent with increasing stockholder value. The Compensation Committee may use cash and stock bonuses and retention based equity awards as key components in the short- and long-term incentive compensation arrangements for executive officers, including the Named Executive Officers.
The Compensation Committee’s goal is to maintain compensation programs that are competitive within our industry and geographic market. Each year, the Compensation Committee reviews the executive compensation program with respect to the external competitiveness of the program including the issuance of awards under the proposed new Plan, the linkage between executive compensation and the creation of stockholder value, and determines what changes, if any, are appropriate. The Compensation Committee, in its discretion, determines each year the components of the executive compensation program, including the short-term and long-term incentive awards, if any. For the compensation plan specific to fiscal year ended December 31, 2020, the Compensation Committee has provided that any equity awards granted under the short-term and long-term incentive program will be granted using the higher of (i) the current market value of the common stock on the date of grant or (ii) $4.50.
Salary and Other Benefits
We provide our Named Executive Officers and other employees with a base salary as a component of compensation for services rendered during the year. Additionally, they are provided a variable compensation package that is comprised of short and long term incentive pay. Short-term incentives can be comprised of cash, service-based stock awards, performance-based stock awards or market-based stock awards. Executive officers are eligible to participate in our 401(k) plan and other benefit programs.
Response to our Annual Say-on Pay Vote

At our 2019 Annual Meeting, we conducted our annual say-on-pay vote where we asked our stockholders to vote to approve, on a non-binding, advisory basis the compensation paid to our Named Executive Officers, as disclosed in our Proxy Statement or on Form 10-K/A, compensation tables and narrative discussions. Each of the last four years our stockholders voted to approve our Named Executive Officer compensation. In designing an executive compensation program for 2019, the Compensation Committee recognized the support previously received by the Company’s stockholders for its historical compensation practices and has used these same methodologies and practices for 2019.

We also conducted a vote from our stockholders to determine the frequency of future advisory votes on the compensation of our Named Executive Officers at our 2019 Annual Meeting. Similar to the vote by our stockholders at our 2013 Annual Meeting, our stockholders voted to continue to hold the say-on-pay every year.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid or accrued by the Company to the Company’s Chief Executive Officer, Chief Financial Officer and to the most highly compensated current officer of the Company during 2019 (the “Named Executive Officers”) for services rendered to the Company during the two fiscal years ended December 31, 2019, and our former Executive Vice President, Chief Revenue Officer and General Manager of LiveArea:

	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

Michael C. Willoughby	2019	$531,672	$—	$—	$—	$12,089	$543,761
Chief Executive Officer and	2018	$537,526	$—	$1,078,518	$—	$29,370	$1,645,414
President
Thomas J. Madden	2019	$377,149	$—	$—	$—	$23,807	$400,956
Executive Vice President -	2018	$370,757	$—	$548,883	$—	$52,332	$971,972
Chief Financial Officer
R. Zach Thomann	2019	$321,153	$—	$—	$—	$8,056	$329,209
Executive Vice President and	2018	$284,507	$—	$271,681	$109,171	$22,146	$687,505
General Manager - PFS Operations
C. Travis Hess	2019	$74,320	$10,000	$—	$—	$275,989	$360,309
Former Executive Vice President -	2018	$336,796	$—	$313,023	$—	$24,570	$674,389
Chief Revenue Officer and
General Manager - LiveArea (6)

(1)
Salary represents base salary earnings. While annual base salaries as of December 31, 2018 and 2019 were $515,000 and $530,000 for Mr. Willoughby, $355,000 and $382,000 for Mr. Madden, $280,000 and $345,000 for Mr. Thomann and $325,000 and $340,000 for Mr. Hess, respectively, variances in salary amounts above reflect timing of base salary adjustments and the timing of payments made to executives under the Company’s bi-weekly payroll processing.

(2)	Represents non-performance based cash awards earned.

(3)
Represents issuance of Performance Share Awards (“Performance Shares”) and Restricted Stock Unit Awards (“RSUs” and together with Performance Shares, the “Awards”) under the Company’s 2018 Stock and Incentive Plan, as amended and restated (the “Plan”). Performance Shares are subject to three-year vesting and certain additional criteria, depending upon Award grant, including continued employment, the comparative performance (on an annual and cumulative basis) of the Company’s common stock on Nasdaq as compared to the Russell Micro Cap Index and/or achievement of certain Company performance goals. The amounts reported in this column represent the grant date fair value for these Awards as calculated in accordance with Accounting Standards Codification Topic 718. The assumptions made in calculating the grant date fair value amounts for the Awards issued in the year ended December 31, 2018 are summarized in Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019. At the maximum Awards shares, these values for the year ended December 31, 2018 for Mr. Willoughby was $1,421,376; for Mr. Madden was $733,077; for Mr. Thomann was $337,086; and for Mr. Hess was $385,681. The values for the Awards shares included in this column that were subsequently forfeited for the year ended December 31, 2018 were as follows: for Mr. Willoughby: $245,808; for Mr. Madden: $144,207; for Mr. Thomann: $5,211; and for Mr. Hess: $87,460. The amounts in this column do not necessarily correspond to the actual economic value that may be realized by the Named Executive Officers from the Awards. No such Awards were issued for the year ended December 31, 2019, as there were not enough shares left in the Company’s 2018 Stock and Incentive Plan. Should the shareholders approve a new equity plan, the Company anticipates issuing awards in 2020 to compensate for shares not awarded in 2019. Therefore, we expect to report a significantly larger amount in 2020 than we have historically awarded.

(4)
Represents performance-based cash awards earned under the Plan. No performance-based cash awards were granted in 2019. Mr. Thomann was the only Named Executive Officer to meet the performance criteria in 2018.

(5)
Represents amounts paid in respect of life insurance premiums, automobile allowance and expenses for the personal use of automobile, Company paid healthcare premiums, a severance payment for Mr. Hess and, for certain individuals, club dues and memberships.

(6)	Effective April 1, 2019, Mr. Hess and the Company agreed to his separation from the Company pursuant to a Separation Agreement.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END
The following table sets forth the number of unexercised options and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2019.

		Option Awards				Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares that have not vested (#) (1)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested ($) (2)

Michael C. Willoughby	3/30/2011	50,000	—	$5.00	3/29/2021	—	$—
	4/9/2018	—	—	$—	—	47,938	$183,123
Thomas J. Madden	4/19/2010	45,000	—	$4.00	4/18/2020	—	$—
	3/30/2011	65,000	—	$5.00	3/29/2021	—	$—
	4/9/2018	—	—	$—	—	22,030	$84,155
R. Zach Thomann	9/10/2013	2,500	—	$5.61	9/9/2023	—	$—
	4/9/2018	—	—	$—	—	11,153	$42,604
C. Travis Hess (3)	4/9/2018	—	—	$—	—	3,320	$12,682

(1)
Awards consist of Performance Share Awards (“Performance Shares”) and Restricted Stock Units (“RSUs” and collectively “the Awards”) at the maximum Awards shares under the Plan. The RSUs are subject to three-year vesting and the Performance Shares are subject to three-year vesting and certain additional criteria, depending upon Award grant, including continued employment, the comparative performance (on an annual and cumulative basis) of the Company’s common stock on Nasdaq as compared to the Russell Micro Cap Index.

(2)	Market value is computed by multiplying the number of Performance Share Awards by $3.82, which was the closing price per share of the Company’s common stock on December 31, 2019, on Nasdaq.

(3)
Effective April 1, 2019, Mr. Hess and the Company agreed to Mr. Hess’ separation from the Company. Awards previously granted to Mr. Hess continued to vest through his severance period, ending March 31, 2020.

Employment, Change Of Control And Termination Arrangements For Executives
The Company and each of Mr. Willoughby and Mr. Madden have entered into Change in Control Severance Agreements, as amended. Under these agreements, and in consideration of certain commitments of the officer to continue employment, upon the occurrence of a change in control, all unvested options held by the officer immediately vest and become exercisable. During the two year period following a change in control (whenever occurring), as defined in the applicable agreement, if the employment of the officer is terminated (other than for cause, death, disability or retirement), or if there is a material adverse change in the officer’s responsibilities, compensation or benefits to which the officer does not consent, then, in each case, the officer is entitled to receive from the Company (1) all salary and bonus amounts accrued through the date of termination, (2) a severance payment equal to twice the officer’s salary and bonus amount (which is defined as the greater of (i) the highest annual incentive bonus earned by the executive during the last three completed fiscal years or (ii) the executive’s then target bonus, if any) and (3) continuation for two years of all employee benefits (unless otherwise provided by a subsequent employer). If applicable, the officer is also entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such severance or bonus payment. A change in control has the meaning provided in Section 409A of the Internal Revenue Code, as amended (the “Code”) and the regulations thereunder. The agreement terminates upon the voluntary resignation or termination of employment by the officer.

In addition, upon a change in control, certain unvested Performance Shares and all Restricted Stock Units issued to the Named Executive Officers immediately vest and each recipient is entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such shares.

The Company and each of Mr. Willoughby and Mr. Madden have also entered into Executive Severance Agreements. Under these agreements, and in consideration for, among other things, the agreement by the executive to be bound by a restrictive covenant, in the event of the termination of the employment of the executive other than for cause (including termination following a reduction in the executive’s base salary unless such reduction is part of, and proportionate with, a general reduction in officer compensation), the executive is entitled to a severance payment, based on the executive’s years of service, up to a maximum of twice the executive’s salary and the bonus, if any, that the executive would have received for such fiscal year (based upon the executive’s targeted bonus amount and the Company’s actual results for such fiscal year), payable in monthly installments over a period not to exceed two years (based on the executive’s years of service). In addition, in the event of termination without cause, the executive is entitled during the severance period to a continuation of benefits and to the accelerated vesting of all options then held by the executive, and the executive is considered a continuing employee of the Company for all purposes for which the executive’s status as an employee of the Company would entitle the executive to some benefit, including the vesting of Performance Shares and Restricted Stock Units. The severance payment and benefits are reduced by any compensation or benefits received by the executive from any subsequent employer.

Effective as of December 31, 2008, the Company and Mr. Willoughby and Mr. Madden entered into an amendment to the existing Executive Severance Agreements and Change in Control Severance Agreements between the Company and such persons. The primary purpose of such amendment was to modify such agreements so that they conform to Section 409A of the Internal Revenue Code. In addition, the amendment to the Executive Severance Agreement modified the calculation of the severance amount thereunder so that it is based on the highest annual rate of base salary during the 12-month period immediately prior to the qualifying termination.
For purposes of providing quantitative disclosure of the foregoing, assuming that a qualifying triggering event occurred as of December 31, 2019 and assuming the 2018 Stock and Incentive Plan had enough shares to issue Awards in 2019 in a consistent manner as the prior year grants: (i) Mr. Willoughby would have been entitled to receive aggregate cash payments of approximately $1,060,000 (payable over 24 months), other benefits with an estimated value of approximately $65,000, and up to 686,843 shares of the Company’s stock valued at $2,623,740 based on the $3.82 closing price of the Company’s stock on December 31, 2019, (and, in the event of a change in control, an additional amount of up to 108,446 shares of the Company’s stock valued at $414,264 based on the $3.82 closing price of the Company’s stock on December 31, 2019, plus, if applicable, an additional payment to cover any excise tax liability) and (ii) Mr. Madden would have been entitled to receive aggregate cash payments of approximately $764,000 (payable over 24 months), other benefits with an estimated value of approximately $65,000, and up to 315,636 shares of the Company’s stock valued at $1,205,730 based on the $3.82 closing price of the Company’s stock on December 31, 2019 (and, in the event of a change in control, an additional amount of up to 66,248 shares of the Company’s stock valued at $253,067 based on the $3.82 closing price of the Company’s stock on December 31, 2019, plus, if applicable, an additional payment to cover any excise tax liability). Without the assumed grant of Awards in 2019: Mr. Willoughby would have been entitled to receive up to 47,937 shares of the Company’s stock valued at $183,119 based on the $3.82 closing price of the Company’s stock on December 31, 2019, (and, no additional shares of the Company's stock in the event of a change in control) and (ii) Mr. Madden would have been entitled to receive up to 22,030 shares of the Company’s stock valued at $84,155 based on the $3.82 closing price of the Company’s stock on December 31, 2019 (and, no additional shares of the Company's stock in the event of a change in control).
The Company and Mr. Thomann entered into an agreement under which, and in consideration for, among other things, the agreement of such individual to be bound by a restrictive covenant, in the event of the termination of his employment other than for cause (including termination following a reduction in his or her base salary unless such reduction is part of, and proportionate with, a general reduction in officer compensation), he is entitled to a severance benefit of twelve months of continuation of base salary, Restricted Stock Units and Performance Shares vesting and employee benefits for the twelve month period following termination. In addition, upon a change in control, certain unvested Performance Shares and all unvested Restricted Stock Units held by such individual immediately vest.
For purposes of providing quantitative disclosure of the foregoing, assuming that a qualifying triggering event occurred as of December 31, 2019 and assuming the 2018 Stock and Incentive Plan had enough shares to issue Awards in 2019 in a consistent manner as the prior year grants: Mr. Thomann would have been entitled to receive aggregate cash payments of approximately $345,000 (payable over twelve months) and other benefits with an estimated value of approximately $21,000, and up to 55,438 shares of the Company’s stock valued at $211,773 based on the $3.82 closing price of the Company’s stock on December 31, 2019 (and, in the event of a change in control, an additional amount of up to 32,692 shares of the Company’s stock valued at $124,883 based on the $3.82 closing price of the Company’s stock on December 31, 2019). Without a grant of Awards in 2019: Mr. Thomann would have been entitled to receive up to 11,153 shares of the Company’s stock valued at $42,604 based on the $3.82 closing price of the Company’s stock on December 31, 2019 (and, no additional shares of the Company's stock in the event of a change in control).
In connection with Mr. Hess’ separation, the Company and Mr. Hess entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which the Company agreed to continue paying Mr. Hess his base salary, subject to certain conditions, and to continue to provide medical benefits for a period of twelve months following his separation from the Company. In addition, the Separation Agreement entitles Mr. Hess to certain Restricted Stock Unit Awards and Performance Shares, a cash bonus of $10,000 related to services rendered in 2019 and a commission payment related to existing sales opportunities as of the date of separation.

2019 DIRECTOR COMPENSATION
The following table sets forth the compensation earned by non-employee Directors for their service on the Board and its committees, as applicable, during the year ended December 31, 2019:

Named Executive Officer	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total

David I. Beatson (2)(10)	$10,000	$120,000	$—	$130,000
Monica Luechtefeld (3)	7,500	120,000	—	127,500
James F. Reilly (4)(10)	17,500	120,000	—	137,500
Benjamin Rosenzweig (5)	—	120,000	—	120,000
Peter J. Stein (6)	—	120,000	—	120,000
Robert Frankfurt (7)	—	90,000	—	90,000
G. Mercedes De Luca (8)	—	60,000	—	60,000
Shinichi Nagakura (9)	—	—	—	—

(1)
Represents aggregate grant date fair value in accordance with ASC Topic 718. See Note 9 of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for the assumptions used in calculating these amounts.

(2)	Mr. Beatson had 70,000 options and 85,754 deferred stock units outstanding as of December 31, 2019.

(3)	Ms. Luechtefeld had 30,000 options and 82,979 deferred stock units outstanding as of December 31, 2019.

(4)	Mr. Reilly had 70,000 options and 85,754 deferred stock units outstanding as of December 31, 2019.

(5)	Mr. Rosenzweig had 40,000 options and 85,754 deferred stock units outstanding as of December 31, 2019.

(6)	Mr. Stein had 30,000 options and 67,075 deferred stock units outstanding as of December 31, 2019.

(7)	Mr. Frankfurt had 25,216 deferred stock units outstanding as of December 31, 2019.

(8)	Ms. De Luca had 19,457 deferred stock units outstanding as of December 31, 2019.

(9)
Mr. Nagakura is eligible to participate in the Company’s compensation programs for non-employee Directors; however as a representative of TCI Mr. Nagakura is not permitted to receive remuneration for serving as a director of the Company. Accordingly, Mr. Nagakura received no compensation as a Director during 2019.

(10)	Mr. Beatson and Mr. Reilly each received $2,500 in additional compensation for the value of certain options that expired.
For 2019, each non-employee Director received a quarterly retainer (“Retainer”) equal to $30,000. Each quarterly Retainer is effected through the issuance of Deferred Stock Units (each, a “DSU”) under the Plan. Each DSU represents the right to receive a number of shares of common stock equal to the Retainer divided by the closing price of the common stock immediately preceding the DSU grant date. Shares are not issuable under the DSU until the Director no longer serves on the Board. In addition, the Chairman of the Board and the chairpersons of the Audit, Compensation and Technology and Cybersecurity committees are entitled to receive an annual cash payment of $7,500.
Directors who are also employees of the Company or any of its subsidiaries receive no remuneration for serving as directors or Committee members.

Certain Relationships and Related Transactions, and Director Independence
Director Independence
The Board evaluate the independence of each director in accordance with applicable laws and regulations and the Nasdaq Listing Rules. The Board consider all relevant facts and circumstances in making an independence determination, including among other things, making an affirmative determination that the director has no material relationship with the Company directly or as an officer, stockholder, or partner of an entity that has a material relationship with the Company. The Board has determined that, other than Mr. Willoughby, each director, and each member of each committee of the Board, is independent within the meaning of applicable SEC rules and Nasdaq Listing Rules. The independent directors are able to and generally meet in executive session without the Company’s management at each regularly scheduled Board meeting.
Relationships with Related Parties
Indemnification of Officers and Directors
We have entered into, and intend to enter into, separate indemnification agreements with our directors and certain qualifying officers, in addition to the indemnification provided for in our Amended and Restated Bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer or any other company to which the director or officer provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Purchase Agreement with transcosmos, inc.
In 2013 we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with transcosmos inc., a Japanese business processing outsourcing company (“TCI”), pursuant to which the Company sold shares of the Company’s common stock to TCI in a private placement transaction. TCI is currently the Company’s largest shareholder. Pursuant to the Purchase Agreement, the Company agreed to nominate a representative of TCI to the Company’s Board, or a replacement designated by TCI, so long as TCI owns 10% of the Company’s issued and outstanding shares of common stock. Mr. Nagakura currently serves as the director designated by TCI. The Purchase Agreement also provides TCI with certain preemptive rights and subjects TCI to certain share transfer restrictions and standstill provisions.
Other Transactions
We entered into various employment related agreements and compensatory arrangements with our executive officers and directors that provide for compensatory and certain severance and change of control benefits. For a description of these see sections above under “Employment, Change of Control and Termination Arrangements for Executives” and “Director Compensation.”

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth as of May 14, 2020, certain information regarding the beneficial ownership of the Company’s common stock by (i) each person who is known to the Company to beneficially own more than 5% of the common stock, (ii) each of the Directors and Named Executive Officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as such, also includes shares acquirable within 60 days. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them.

Name and Address of Beneficial Owner	Number of Shares	Percent (1)

transcosmos, inc. (2) 21-25-18 Shibuya, Shibuya-ku Tokyo 150-8530 Japan	3,678,779	18.9%
Wellington Management Group, LLP (3) 280 Congress Street, Boston, MA 02210	2,526,491	13.0%
AWM Investment Company, Inc. (4) 527 Madison Avenue, New York, NY 10022	1,832,185	9.4%
Hoak & Co. (5) 3963 Maple Avenue, Dallas, TX 75219	1,000,000	5.1%
Michael C. Willoughby (6)	294,069	1.5%
Thomas J. Madden (6)	263,380	1.4%
James F. Reilly (6)	229,030	1.2%
David I. Beatson (6)	187,991	*
Benjamin Rosenzweig (6)	163,476	*
Monica Luechtefeld (6)	130,833	*
Peter J. Stein (6)	114,929	*
Robert Frankfurt (6)	43,070	*
G. Mercedes De Luca (6) (7)	37,311	*
R. Zach Thomann (6)	28,930	*
Shinichi Nagakura (6)	—	*

All directors and executive officers as a group (13 persons) (8)	1,580,851	8.1%

* Represents less than 1%

(1)	This table is based on 19,466,253 shares of common stock outstanding on May 14, 2020.

(2)	Based on a March 25, 2014 Form SC 13 D/A filing by transcosmos, inc.

(3)	Based on a January 28, 2020 Form SC 13 G/A filing by Wellington Management Group, LLP.

(4)	Based on a February 12, 2020 Form SC 13 G/A filing by AWM Investment Company, Inc.

(5)	Based on a December 31, 2018 Form SC 13 D filing by Hoak & Co.

(6)
Includes the following shares issuable under outstanding vested options, vested stock awards, and deferred stock units: Thomas J. Madden - 65,000; Michael C. Willoughby - 50,000; James F. Reilly - 173,608; David I. Beatson - 173,608; Benjamin Rosenzweig - 143,608; Monica Luechtefeld - 130,833; Peter J. Stein - 114,929; Robert Frankfurt - 43,070; G. Mercedes De Luca - 37,311, and R. Zach Thomann - 2,500.

(7)	G. Mercedes De Luca was appointed a Director effective May 13, 2019.

(8)	Includes 986,134 shares of common stock issuable under outstanding vested options, vested stock awards, and deferred stock units.

The following table summarizes information with respect to equity compensation plans under which equity securities of the registrant are authorized for issuance as of December 31, 2019. For additional information about our equity compensation plans, see Note 9 to and Item 12 in the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by shareholders	2,311,988	$6.65	639,685
Equity compensation plans not approved by shareholders	—		—
Total	2,311,988	$6.65	639,685

(1)	Excludes 254,228 service-based restricted stock units, 227,221 performance-based and market-based restricted stock units, and 451,989 deferred stock units.

PROPOSAL 3
APPROVAL OF THE COMPANY’S 2020 STOCK AND INCENTIVE PLAN

On April 30, 2020, the Board of Directors approved, subject to stockholder approval at the Annual Meeting, a new PFSweb, Inc. 2020 Stock and Incentive Plan (the “Plan”) that is intended to replace the PFSweb, Inc. 2018 Stock and Incentive Plan (the “Prior Plan”) and is needed to continue our equity compensation program. We consider the Plan an essential element of total compensation and believe the Plan promotes our interests and the interests of our stockholders by (i) attracting and retaining the services of key employees, including officers, and directors and (ii) encouraging the active interest of those persons in the development and financial success of the Company by granting awards designed to provide participants in the Plan with proprietary interest in the growth and performance of the Company. Our Board of Directors is recommending that stockholders approve the Plan in order to have sufficient shares available to successfully attract, retain and motivate our employees and directors and to continue to align the interests of our employees and directors with our stockholders. A copy of the Plan is attached to this Proxy Statement as Appendix A.
As a result of previous equity awards issued under the Prior Plan, including those issued in conjunction with the recent hiring of talent to assist in the growth of the LiveArea business unit, we do not have sufficient shares authorized under our Prior Plan to maintain our competitive equity grant practices going forward without the approval of the Plan. As of March 31, 2020, there were approximately 506,758 shares of our common stock reserved and available for future awards under our Prior Plan. Since March 31, 2020, the Board has approved certain awards for the issuance of all of these shares to existing employees in connection with the Company’s 2019 short-term incentive compensation program. As such, the remaining number of available shares remaining under the Prior Plan are insufficient for us to issue long-term compensation awards for fiscal year 2019 and does not provide adequate shares for us to issue equity awards in fiscal year 2020. If the new Plan is not approved, we may be required to significantly increase the cash component of our compensation program in order to remain competitive and adequately compensate our employees. While the Board is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards and continues to believe that the Company’s long-term interests are best advanced by aligning the interests of its employees and directors with the interests of its stockholders. If approved, the Plan would allow for an incremental 3.5 million shares to be available for new equity awards.
The Plan provides for the grant of nonqualified stock options, incentive stock options, restricted stock units, performance awards, stock appreciation rights (“SARs”), and dividend equivalents to employees, officers, consultants, advisors, non-employee directors, and independent contractors designated by the Compensation Committee of the Board of Directors. Awards made under the Plan are based upon, among other things, a participant’s level of responsibility and performance within the Company. Other than an increase in the number of shares authorized under the Plan, the removal of provisions relating to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and certain other limitations and a revision regarding the compensation payable to the Company’s non-employee outside directors, the Plan remains substantially the same as the Prior Plan, which was approved by stockholders at the 2018 Annual Meeting.
If the stockholders approve the Plan, all future equity awards will be made from the Plan, and we will not grant any additional awards under the Prior Plan. We are seeking 3.5 million additional shares to be authorized under the Plan. Additionally, any shares that would have otherwise become available for issuance under the Prior Plan as a result of forfeitures, expiration or cancellation of previously made awards, will become available for issuance under the Plan.
General Information
Historically, the Compensation Committee has structured our annual short- and long-term compensation to motivate executives to achieve the financial performance objectives we set and to incentivize the executives and employees to achieve and exceed, and to reward the executives and employees for achieving and exceeding, such objectives. The Plan provides the Compensation Committee with the flexibility to design cash and stock-based incentive compensation programs to promote performance and the achievement of our goals and objectives by executives and other key employees by allowing them to participate in our long-term growth and profitability. A portion of each executive’s or employee’s potential aggregate compensation is in the form of incentive compensation. There are two types of performance-based incentive compensation historically used by the Compensation Committee. The first type is short-term incentive compensation in the form of a performance based cash or stock award, which generally is earned upon the achievement of certain individual and/or Company performance goals for the applicable fiscal year and generally paid 50% in equity and 50% in cash. The second type is long-term incentive compensation in the form of grants of performance shares, stock options, restricted stock or restricted stock units, which generally include certain vesting conditions, such as continued employment, financial performance and/or comparative market performance of our common stock.
For the fiscal year ending December 31, 2019 the Compensation Committee decided that the short-term and long-term incentive compensation would be paid solely in equity. Additionally, in the summer of 2019 we hired Mr. Butler and several executive team members to head up the LiveArea business unit and to assist in its return to growth. As a result of these factors, we did not have a sufficient number of shares available under the Prior Plan to issue the long-term incentive compensation awards for fiscal year 2019. Approval of the Plan will allow us to issue the 2019 awards as well as continue our compensation program for fiscal year 2020 to incentivize our employees towards growth and invested ownership in the Company, aligning the employee interests with those of our stockholders.
The Company has the following issued and outstanding equity awards under the Prior Plan (without giving effect to the additional 3,500,000 shares under the Plan under this Proposal) as of March 31, 2020:

Existing Plans (1)
Total shares underlying outstanding stock options	1,332,800
Weighted-average exercise price of outstanding stock options	$6.56
Weighted-average remaining contractual life of outstanding stock options	5.75 years
Total shares underlying time-based outstanding unvested and vested, unissued full value awards	227,714
Total shares underlying performance-based outstanding unvested and vested, unissued full value awards	149,377 (2)
Total shares underlying market-based outstanding unvested full value awards	77,087 (2)
Total deferred stock units held by the non-employee members of our Board of Directors	506,967
Total shares available for grant	506,758 (3)
Common stock outstanding	19,465,753
Market closing price of common stock	$3.00

(1)
Includes information regarding all outstanding equity awards and shares available for future awards, which are all under the Prior Plan. No other predecessor plans have awards outstanding or shares available for future awards.

(2)	Assumes performance-based awards will vest and pay out based on target performance levels being achieved.

(3)
Represents shares available as of March 31, 2020 that the Board subsequently authorized for issuance in May 2020 to existing employees in connection with the Company’s 2019 short-term incentive compensation program.

If the stockholders approve the Plan, all future equity awards will be made from the Plan, and we will not grant any additional awards under the Prior Plan and the number of shares of common stock available for future equity grants to its employees, officers, directors and consultants will be equal to 3,500,000 shares, plus the number of unissued shares under awards issued and outstanding under the Prior Plan which are canceled, terminated, expired, forfeited or lapse for any reason. For purposes of computing how many shares of common stock remain available for awards under the Plan (and the number of shares coming into the Plan based upon termination, expiration, forfeiture and lapse of awards under the Prior Plan), each share of common stock that is granted in an award under the Plan in a form other than an option or a stock appreciation right (a “Full-Value Award”) will be counted against as 1.22 shares.
As of March 31, 2020, approximately 2,000 of the Company’s employees, officers, directors and consultants, including substantially all of the Company’s full-time employees, were eligible to participate in the Plan and there were approximately 2,293,945 shares subject to outstanding awards under the Prior Plan.
We have designed the Plan to be substantially the same as the Prior Plan and the Plan includes a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers, consultants and non-employee directors with the interests of stockholders and the Company. These features include, but are not limited to, the following:

•	No Discounted Stock Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including the exchange for cash or another award or by a cash repurchase of “underwater” awards.

•
No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with the exercise, vesting or settlement of an award count against the number of shares remaining available under the Plan.

•	No Dividends on Unearned Awards. The Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

•	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.
Description of the Plan
A summary of the Plan, as amended by the amendments described above, is set forth below. This summary is qualified in its entirety by the full text of the Plan, as amended and restated, which is attached to this Proxy Statement as Appendix A.
Purpose. The purpose of the Plan is to align the interest of the employees, officers, consultants and non-employee directors with those of the long-term stockholders of the Company. We believe offering such persons incentives to put forth maximum efforts for the success of the Company’s business and affording such persons an opportunity to acquire an ownership interest in the Company aligns the interests of such persons with the Company’s stockholders. Additionally, such Plan is a critical element of our compensation program and ability to attract and retain experienced and qualified personnel in a competitive market.
Permissible Awards. The Plan authorizes the granting of awards by the Compensation Committee, in its discretion, in any of the following forms of awards in connection with the Company’s equity compensation program each year:

•	market-priced options to purchase shares of common stock, which may be non-statutory stock options or incentive stock options;

•
stock appreciation rights, which give the holder the right to receive, in cash or stock, the difference between the fair market value per share of common stock on the date of exercise over the fair market value per share of common stock on the date of grant;

•	restricted stock, which is a grant of shares that are subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•
restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance criteria;

•	deferred stock units, which represent the vested right to receive shares of common stock (or an equivalent value in cash or other property) in the future;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•
dividend and interest equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to, in the case of dividend equivalents, any dividends paid on the shares of stock underlying an award, or, in the case of interest equivalents, a stated rate of return on the value of an outstanding award;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	performance based cash awards.

Shares Available for Awards. Under the Plan, and subject to stockholder approval of the Plan described herein, a total of approximately 3,500,000 shares of common stock will be authorized for the future grant of awards under the Plan, which shares will be in a “fungible pool” with shares subject to Full-Value Awards counted against this limit as 1.22 shares, and any shares subject to any other type of award to be counted against this limit as one share for every one share granted.

Any shares of common stock related to awards under the Prior Plan or Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, will be available again for grant under the Plan, provided, however, that the following shares of common stock may not again be made available for issuance as awards under the Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of an outstanding SARs or option, (ii) shares of common stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of common stock repurchased on the open market with the proceeds of the option exercise price.
Administration. The Plan is administered by the Compensation Committee. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Plan; delegate its authority in the manner described in the Plan; and make all other decisions and determinations that may be required under the Plan. The Board of Directors may at any time administer the Plan. If it does so, it will have all the powers of the Compensation Committee under the Plan
Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by an employee other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Compensation Committee may, but need not, permit other transfers where it concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to qualify as such, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable awards. An employee may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the employee and to receive any distribution with respect to any award upon the employee’s death. Notwithstanding the foregoing, no right or interest of a participant in any unexercised or restricted award may be transferred or assigned for consideration.
Acceleration Upon Certain Events. Unless otherwise provided in an award certificate or other employee agreement, if an employee’s service terminates by reason of death, disability or retirement after age 65, all of such employee’s outstanding options, stock appreciation rights and other awards that may be exercised will become fully exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse, and the target payout opportunities attainable under such employee’s outstanding performance-based equity awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there will be a pro rata payout in cash or equity, as appropriate, to the employee or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. In addition, the Compensation Committee may determine that any performance-based criteria with respect to cash awards held by such person will be deemed wholly or partially satisfied as of the date of death, disability or retirement.
In addition, the Compensation Committee may, in accordance with, and subject to, the terms and provisions of the Plan, determine that upon an employee’s termination of service or upon the occurrence of a change in control, all or a portion of an employee’s options, SARs and other awards in the nature of rights that may be exercised will terminate and expire or become fully or partially exercisable, that all or a part of the restrictions on all or a portion of an employee’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by an employee will be deemed to be wholly or partially satisfied, in each case, as of such date as the Compensation Committee may, in its sole discretion declare. The Compensation Committee may be selective and non-uniform among employees or among awards in exercising such discretion.
Adjustments. In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the Compensation Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.
Termination and Amendment. The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the Plan, but if an amendment to the Plan would materially increase the benefits accruing to employees, materially increase the number of shares of stock issuable, expand the types of awards that may be granted, materially expand the class of eligible employees, materially extend the term of the Plan or otherwise constitute a material change requiring stockholder approval under applicable listing requirements or laws, then such amendment will be subject to stockholder approval. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval the stockholders for any other reason. No termination or amendment of the Plan may adversely affect any award previously granted without the written consent of the employee.
The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the employee and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
Prohibition on Repricing. Outstanding stock options or stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The modification or exchange of an “underwater” option or stock appreciation right (i.e., having an exercise price in excess of the current market value of the underlying stock) for cash or another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.
Compensation to Non-Employee Directors. The Prior Plan established the specific annual compensation payable to the Company’s non-employee outside directors, which could be paid in cash or equity in quarterly installments of $30,000. The new Plan replaces this specific quarterly installment amount with an annual limit. Under the Plan, the aggregate cash and equity compensation granted to a non-employee director in any calendar year, as set by the board or the compensation committee, may not exceed $150,000. For purposes of such limit, the value of awards will be determined based on the aggregate grant date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules). The Compensation Committee shall have discretion as to the manner in awards are granted to such non-employee directors, including in the form of cash or equity.
Certain U.S. Federal Tax Effects
THE FOLLOWING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PLAN BASED ON FEDERAL TAX LAWS AND REGULATIONS AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.
Non-statutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-statutory stock option under the Plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
Incentive Stock Options. There generally will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of the later of two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
Stock Appreciation Rights. An employee receiving a stock appreciation right under the Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the employee exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the employee and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Restricted Stock. Unless an employee makes an election to accelerate recognition of the income to the date of grant as described below, an employee will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the employee will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the employee files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m) (discussed below). Any future appreciation in the stock will be taxable to the employee at capital gains rates. However, if the stock is later forfeited, the employee will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. An employee will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, an employee will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. It is intended that options, stock appreciation rights, restricted stock awards and stock unit awards granted under the Plan will be exempt from the application of Code Section 409A. If any award is structured in a way that would cause Code Section 409A to apply and if the requirements of 409A are not met, the taxable events as described above could apply earlier than described above and could result in the imposition of additional taxes and penalties.

Benefits to Named Executive Officers and Others

Grants and awards under the Plan, which may be made to Company executive officers, director, consultants and other employees, will be made in the discretion of the Compensation Committee. Subject to approval of the Plan, the Compensation Committee has approved grants of approximately 1.2 million awards for employees that will be granted on July 1, 2020. The following table sets forth the number of awards that have been approved by the Compensation Committee under the Plan to our Named Executive Officers and the other groups indicated, as of May 14, 2020 related to long-term incentive compensation attributable to fiscal year 2019. Any other future awards under the Plan would be granted in the discretion of the Compensation Committee, and therefore are not determinable.

Name and Position	Number of Awards
Michael C. Willoughby	232,815 (1)
Chief Executive Officer and
President
Thomas J. Madden	106,989 (1)
Executive Vice President -
Chief Financial Officer
R. Zach Thomann	76,979 (1)
Executive Vice President and
General Manager - PFS Operations
All current executive officers as a group	338,972 (1)
All remaining employees as a group	403,217 (1)
Non-employee directors	—

(1)	These awards will be granted on July 1, 2020, if the Plan is approved.

Recommendation and Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the Company’s 2020 Stock and Incentive Plan.

ACCOUNTING MATTERS.

BDO USA, LLP Audit Fees for the years 2018 and 2019

The following table sets forth (i) the aggregate fees billed by BDO USA, LLP relating to the audit of the 2018 and 2019 consolidated financial statements and (ii) the fees for other professional services billed by BDO USA, LLP in connection with services rendered during 2018 and 2019.

Fee Type	2019	2018

Audit fees (a)	$772,000	$816,000
Audit-related fees (b)	$68,000	$66,000
Tax fees (c)	$5,000	$6,000
All other fees	—	—

(a)	Includes fees for professional services rendered in connection with the audit of the annual financial statements and internal control review and reviews of the quarterly financial statements.

(b)	Consists of aggregate fees billed for assurance services provided in connection with reports on certain internal controls under Statement on Standards for Attestation Engagements (SSAE) No. 18.

(c)	Consists of fees billed related to tax compliance related services.

All of the fees listed in the chart above were pre-approved by the Audit Committee, which concluded that the provisions of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit.

Policy on Audit Committee Pre Approval of Audit and Permissible Non Audit Services of Independent Registered Public Accountants

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case by case basis. During 2019 all audit, non-audit and tax services provided by BDO USA, LLP were pre-approved by the Audit Committee in accordance with this policy.

Independent Auditor Selection

BDO USA, LLP (“BDO”) served as the Company’s independent public accountants for the fiscal year ended December 31, 2019. The Company has not yet selected independent public accountants for the fiscal year ending December 31, 2020. The Audit Committee initiated a competitive bid process to solicit requests for proposals from independent registered public accounting firms, including BDO, to serve as the Company’s independent registered public accounting firm for fiscal year 2020.

The Company anticipates this process will be completed in early July.

A representative of BDO is not expected to be present at the Annual Meeting. Should a representative of BDO attend the Annual Meeting, the representative will have the opportunity to make a statement at the Annual Meeting and respond to appropriate questions if the representative chooses to do so.

Report of the Audit Committee for the Fiscal Year Ended December 31, 2019

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2019. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities

Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee of the Company’s Board is comprised of three independent directors. During fiscal year 2019, the members of the Audit Committee were Mr. Beatson, Ms. Luechtefeld and Mr. Frankfurt.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (“auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee approved the appointment of the Company’s auditors, BDO USA, LLP, for the fiscal year ended December 31, 2019.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditor, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit related services. The Audit Committee considered the independent auditors’ provision of non-audit services in 2019 and determined that the provision of those services is compatible with and does not impair the auditors’ independence.

The Audit Committee discussed with the Company’s auditors the scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the auditors the Company’s audited financial statements, including the auditor’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management and the auditors both management’s annual report on internal control over financial reporting and the report of the auditors with respect thereto. The Audit Committee discussed with the Company’s auditors such other matters as are required to be discussed between the Audit Committee and the independent registered public accounting firm under Public Company Accounting Oversight Board standards. The Audit Committee has received from the Company’s auditors the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s auditors.

In addition, the Audit Committee met with the auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s discussion with management and the auditors and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the Securities and Exchange Commission.

David I. Beatson
Monica Luechtefeld
Robert Frankfurt

GENERAL INFORMATION
Voting by Ballot

All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 9:30 a.m. and each stockholder will be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Attendees this year will also be required to wear a face covering and adhere to social distancing requirements. We encourage you to vote your shares by telephone, internet or mail in advance of the Annual Meeting.

Stockholder Proposals for the 2021 Annual Meeting

A stockholder desiring to nominate a director or submit an otherwise eligible proposal for inclusion in the Company’s Proxy Statement for the 2021 annual meeting of stockholders of the Company in accordance with the procedures set forth in our bylaws must deliver the proposal so that it is received by the Company no later than April 2, 2021, which is the date that is 90 days prior to the first anniversary of the date of the 2020 Annual Meeting. The Company requests that all such proposals be addressed to the Company’s Secretary at the Company’s principal executive offices, 505 Millennium Drive, Allen, Texas 75013, and mailed by certified mail, return-receipt requested.

Under Rule 14a-8(e) of the Exchange Act, stockholder proposals intended to be presented at the 2021 annual stockholders meeting must be received by us on or before January 18, 2021 to be eligible for inclusion in our Proxy Statement and proxy card related to that meeting. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the Proxy Statement for the 2021 annual meeting of stockholders.

As set forth more fully in the Company’s bylaws, a stockholder’s notice of business to be brought before the annual meeting must include certain information, including a brief description of the business brought before the meeting and reasons for conducting such business, all information related to any director nominee required by the Exchange Act, the name and address of the stockholder proposing such business or nominating a director, the class and number of shares of capital stock of the Company owned by such stockholder and any material interest or relationship such stockholder or beneficial owner has related to the business or director nominee.

Financial and Other Information

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is being sent to stockholders of record as of the Record Date together with this Proxy Statement.

OTHER MATTERS

The Board knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournments thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors,

Michael Willoughby
Chief Executive Officer
Allen, Texas
May 15, 2020

Appendix A
PFSWEB, INC. 2020 STOCK AND INCENTIVE PLAN
ARTICLE 1
PURPOSE
1.1. GENERAL . The PFSweb, Inc. 2020 Stock and Incentive Plan (the “Plan”) is designed to align the interest of the employees, officers, consultants and non-employee Directors of PFSweb, Inc. (the “Company”) with those of the long-term stockholders of the Company. We believe offering such persons incentives to put forth maximum efforts for the success of the Company’s business and affording such persons an opportunity to acquire an ownership interest in the Company aligns the interests of such persons with the Company’s stockholders. Additionally, such Plan is a critical element of our compensation program and ability to attract and retain experienced and qualified personnel in a competitive marketplace.
ARTICLE 2
DEFINITIONS
2.1. DEFINITIONS . As used herein the following words and phrases shall have the following meanings:
(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) any entity of which the Company owns or controls, directly or indirectly, 10% of more of the outstanding shares of stock entitled to vote for the election of directors, or of comparable equity participation and voting power.
(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Interest Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause” means, with respect to a Participant’s termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or such an agreement does not define “cause” (or words of like import)), (i) a Participant’s gross negligence or willful misconduct with regard to the Company or an Affiliate or their assets, (ii) a Participant’s misappropriation or fraud with regard to the Company or an Affiliate or their assets (other than good-faith expense account disputes), (iii) a Participant’s willful and continued failure to substantially perform the Participant’s duties (other than any such failure resulting from incapacity due to physical or mental illness), which is not remedied within 10 days of delivery of notice to the Participant thereof, (iv) a Participant’s conviction of, or the pleading of guilty or nolo contendere to, a felony or criminal offense punishable by a term of imprisonment (other than a traffic violation), or (v) the Participant’s willful violation of any written policy of the Company or an Affiliate or breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or an Affiliate; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a Change in Control, such definition of “cause” shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter, and prior to a Change in Control “cause” shall be defined as provided in subsection (a) above. With respect to a Participant’s termination of directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.
(f) “Change in Control” shall be deemed to have occurred after the Effective Date:
(i) upon any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by all of the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (x) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or (iii) of this section, or (y) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (the “Incumbent Directors”), cease for any reason to constitute at least a majority of the Board;
(iii) upon the merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any other corporation or other entity, in each case, unless, following such merger, consolidation or sale (A) the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or purchasing entity (the “Surviving Entity”)) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the Surviving Entity outstanding immediately after such merger, consolidation or sale; and (B) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such merger, consolidation or sale; or
(iv) upon the approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Change in Control shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.
(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.
(h) “Committee” means the committee of the Board described in Article 4.
(i) “Company” means PFSweb, Inc., a Delaware corporation, or any successor corporation.
(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A (d) of the Code, Continuous Status as a Participant shall mean the absence of any “separation from service” or similar concept as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.
(k) “Deferred Stock Unit” means a right granted to a Participant under Article 11.
(m) “Director” means a member of the Board.
(n) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a

Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.
(o) “Dividend Equivalent” or “Interest Equivalent” means a right granted to a Participant under Article 12.
(p) “Effective Date” has the meaning assigned such term in Section 3.1.
(q) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.
(r) “Exchange” means the Nasdaq National Market, Small Cap Market or any other national securities exchange on which the Stock may from time to time be listed or traded.
(s) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq Capital Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq Capital Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if the Committee determines that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.
(t) “Full-Value Award” means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Shares.
(u) “Good Reason” means, with respect to a Participant’s termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or such an agreement does not define “good reason” (or words of like import)), without the Participant’s consent: (i) a material reduction in the Participant’s base salary as then in effect, or (ii) a material reduction, measured in terms of aggregate value rather than on an individual benefit basis, of employee benefits to which the Participant is entitled (other than an overall reduction in benefits that affects substantially all full-time employees of the Company and its Affiliates); provided that any event described in clause (i) or (ii) above shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a Change in Control, such definition of “good reason” shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter, and prior to a change in control “good reason” shall be defined as provided in subsection (a) above.
(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.
(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.
(x) “Non-Employee Director” means a Director of the Company who is not a common law employee of the Company or an Affiliate.
(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.
(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law.
(dd) “Performance Award” means Performance Shares, Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.
(ee) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.
(ff) “Performance Share” means any right granted to a Participant under Article 9 to a share to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.
(gg) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.
(hh) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.
(ii) “Plan” means this PFSweb, Inc. 2020 Stock and Incentive Plan, as amended or supplemented from time to time.
(jj) “Prior Plan” means the PFSweb, Inc. 2018 Stock and Incentive Plan.

(kk) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.
(ll) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive Shares (or the equivalent value in cash or other property) in the future, which right is subject to certain restrictions and to risk of forfeiture.
(mm) “Retirement” means a Participant’s voluntary termination of employment or consultancy at or after age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant. With respect to a Participant’s termination of service as a director, Retirement means the failure to stand for reelection or other retirement as a director after a Participant has attained age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant.
(nn) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.
(oo) “Stock” means the common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.
(pp) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.
(qq) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
(rr) “1933 Act” means the Securities Act of 1933, and the rules promulgated thereunder, each as amended from time to time.
(ss) “1934 Act” means the Securities Exchange Act of 1934, and the rules promulgated thereunder, each as amended from time to time.
ARTICLE 3
EFFECTIVE DATE
3.1 EFFECTIVE DATE . The Plan was adopted by the Board at the Company’s Board meeting on April 30, 2020. The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on June 30, 2020, and the Plan shall be effective as of the date of such stockholder approval. On and after stockholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.
ARTICLE 4
ADMINISTRATION
4.1. COMMITTEE . The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Committee administering the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. Notwithstanding any provision of this Plan to the contrary, for such period of time as the Stock is or becomes registered under Section 12 of the 1934 Act, each member of the Committee shall be (i) an “independent director” within the meaning of NASDAQ Rule 5605, (ii)  a “non-employee director” within the meaning of Rule 16b-3 promulgated under the 1934 Act.
4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE . For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
4.3. AUTHORITY OF COMMITTEE . Except as provided below, the Committee has the exclusive power, authority and discretion to: (a) grant Awards; (b) designate Participants; (c) determine the type or types of Awards to be granted to each Participant; (d) determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate; (e) determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; (f) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered; (g) prescribe the form of each Award Certificate, which need not be identical for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan; (j) make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; (k) amend the Plan or any Award Certificate as provided herein; and (l) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.
Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate Eligible Participants to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be granted to any such Participants; provided that such delegation of duties and responsibilities to such special committee may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board or the Committee regarding the delegated duties and responsibilities and any Awards so granted.
4.4. AWARD CERTIFICATES . Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
4.5 RULE 16b-3 UNDER 1934 ACT . Notwithstanding any provision of this Plan to the contrary, if, or at such time as, the Stock is or becomes registered under the 1934 Act, the Plan shall be administered in a manner consistent with Rule

16b-3 promulgated thereunder and the exemptions set forth therein in respect of all grants of Awards hereunder to persons required to file reports under Section 16(a) of the 1934 Act.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
5.1. NUMBER OF SHARES . Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,500,000, plus a number of unissued Shares (not to exceed 2,293,945) under Awards issued and outstanding under the Prior Plan as of June 30, 2020 which are thereafter canceled, terminated, expired, forfeited, not purchased or lapse for any reason, in accordance with the provisions of Section 5.2 below. Any or all of such Shares reserved and available for issuance under the Plan may be issued upon exercise of Incentive Stock Options granted under the Plan. On or after stockholder approval of this Plan, no Awards shall be granted under the Prior Plan, but all outstanding Awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.
5.2. SHARE COUNTING .
(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.
(b) For purposes of computing how many Shares remain available for Awards under the Plan, each Share that is granted in a Full-Value Award will be counted against the Share limit set forth in Section 5.1 as 1.22 Shares. To the extent that a Full Value Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan at the rate of 1.22 Shares.
(c) The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the Option exercise price.
(d) The full number of Shares subject to a SAR that is settled in Shares shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).
(e) Substitute Awards granted pursuant to Section 14.13 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.
5.3. STOCK DISTRIBUTED . Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock or treasury Stock.
ARTICLE 6
ELIGIBILITY
6.1. GENERAL. Awards may be granted only to Eligible Participants; except as limited for Incentive Stock Options under Section 7.2 (g).
ARTICLE 7
STOCK OPTIONS
7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a) Exercise Price . The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option (other than an Option issued as a substitute Award pursuant to Section 14.13) shall not be less than the Fair Market Value as of the Grant Date.
(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.
(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants, subject, however, to compliance with applicable law.
(d) Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2. INCENTIVE STOCK OPTIONS . The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:
(a) Exercise Price. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.
(b) Lapse of Option. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Certificate.
(2)	The tenth anniversary of the Grant Date.
(3)	Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.
(4)	One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.
(5)
One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.
(c) Individual Dollar Limitation . The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

 (d) Ten Percent Owners . No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.
(e) Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date of the Plan, or the termination of the Plan, if earlier.
(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.
(g) Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.
ARTICLE 8
STOCK APPRECIATION RIGHTS
8.1. GRANT OF STOCK APPRECIATION RIGHTS . The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
(a) Right To Payment . Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive upon exercise, a payment in cash or Shares equal to the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over
(2)
The base value of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date (unless the SAR is granted in tandem with an Option after the Grant Date of the Option, in which case, subject to any applicable requirements of or conditions under Section 409A of the Code, the base price of the SAR may equal the exercise price of the related Option even if less than the Fair Market Value of one Share on the Grant Date of the SAR).

(b) Other Terms. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee.
ARTICLE 9
PERFORMANCE AWARDS
9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee.
9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee..

9.3. RIGHT TO PAYMENT . The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value, which may be settled in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.
9.4. OTHER TERMS . The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Performance Awards shall be determined by the Committee. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.
ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
10.1. GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS . The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee, subject to Section 5.4.
10.2. ISSUANCE AND RESTRICTIONS . Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.
10.3. FORFEITURE . Except as provided in an Award Certificate or otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable Restriction Period or upon failure to satisfy a performance goal during the applicable Restriction Period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
10.4. DELIVERY OF RESTRICTED STOCK . Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
ARTICLE 11
DEFERRED STOCK UNITS
11.1. GRANT OF DEFERRED STOCK UNITS . The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

ARTICLE 12
DIVIDEND AND INTEREST EQUIVALENTS
12.1. GRANT OF DIVIDEND EQUIVALENTS . The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal in value to the cash dividends that would have been paid with respect to all or a portion of the number of Shares subject to any Award, if such Shares had been outstanding, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents may accrue upon Performance Awards but may not be paid until all conditions to the vesting or issuance of the Performance Award have been satisfied. No Option or SAR shall provide for Dividend Equivalents.
12.2 GRANT OF INTEREST EQUIVALENTS . The Committee is authorized to grant Interest Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Interest Equivalents shall entitle the Participant to receive payments equal to a stated rate of return on the value of an outstanding Award, as determined by the Committee. The Committee may provide that Interest Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested. Notwithstanding the foregoing, Interest Equivalents may accrue upon Performance Awards but may not be paid until all conditions to the vesting or issuance of the Performance Award have been satisfied.
12.3 NO PAYMENT . No Dividend Equivalents or Interest Equivalents may be paid until such time as the applicable performance goal(s) in respect of the Award thereof is achieved.
ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS
13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS . The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or other property, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Affiliates (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards.
ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS
14.1. STAND-ALONE AND TANDEM AWARDS . Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
14.2. TERM OF AWARD . The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

14.3. FORM OF PAYMENT FOR AWARDS . Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee and in compliance with the applicable requirements of Section 409A of the Code.
14.4. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards. Any purported transfer in violation of this Section 14.4 shall be null and void. Without limitation of the foregoing, no right or interest of a Participant in any unexercised or restricted Award may be transferred or assigned for consideration.
14.5. BENEFICIARIES. Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.
14.6. STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
14.7. ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant’s death, Disability or Retirement during his or her Continuous Status as a Participant, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable for the stated duration of such Award (without giving effect to the Participant’s death, Disability or Retirement), (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based equity Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. In addition, upon a Participant’s death, Disability or Retirement of a Participant, the Committee may determine that any performance-based criteria with respect to any Performance-Based Cash Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.
14.8. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or in an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant, in the event of a Change in Control or if a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within six months after the effective date of a Change in Control, then, in the discretion of the Committee (which may be exercised prior to or following any Change in Control), the Committee may determine (which determination may be selective and non-uniform among Participants) that: (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised may be terminated or may be accelerated to become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and/or (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be pro rata payout to such Participant within thirty (30) days following the date of Change in Control or termination of employment based upon the length of time within the performance period that has elapsed prior to the date of Change in Control or termination of employment.
14.9. DISCRETIONARY ACCELERATION. Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall terminate or become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may be selective and non-uniform among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9.
14.10. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to cease to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options. The Committee may provide in an Award Certificate or otherwise that a Participant’s Continuous Status as a Participant is not deemed terminated until the expiration of any period during which the Participant receives severance payments from the Company or any Affiliate.
14.11. DEFERRAL. Subject to applicable law, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares or other property that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Awards, and Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
14.12. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, but are not limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.
14.13. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

14.14. NO REPRICING. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), without stockholder approval as set forth in Section 16.1 hereof: the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, an Option or SAR may not be cancelled or surrendered in exchange for other Awards if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option, and an Option or SAR may not be cancelled or surrendered for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.
ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
15.1. GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v)   any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION
16.1. AMENDMENT, MODIFICATION AND TERMINATION .
(a) The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
(b) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise price or base value of such Award).
16.2. AWARDS PREVIOUSLY GRANTED . At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option may not be extended without the prior approval of the stockholders of the Company; and
(c) Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company.
ARTICLE 17
NON-EMPLOYEE DIRECTORS

17.1 TYPES OF AWARDS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except Incentive Stock Options. The aggregate cash and equity compensation granted to a Non-Employee Director pursuant to this Article 17 in any calendar year shall not be in excess of the amount of $150,000. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules). . The Committee shall have discretion as to the manner in which any Awards are issued to such Non-Employee Director(s) under this Section 17.1 from time to time.

17.2 VESTING, EXERCISABILITY AND SETTLEMENT. Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

17.3 ELECTION TO RECEIVE AWARDS. Subject to the limitations of Section 17.1, the Committee may permit a Non-Employee Director to elect to receive his or her Director compensation in the form of cash or Awards or a combination thereof, as determined by the Committee.
ARTICLE 18
GENERAL PROVISIONS
18.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
18.2. NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the Award, except with respect to Dividend Equivalent Rights.
18.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. If Shares are permitted to be surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as the Committee may determine. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the Committee so determines. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes.
18.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

18.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.
18.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless specifically provided otherwise in such other plan.
18.7. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
18.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
18.9. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
18.10. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

18.11. GOVERNMENT AND OTHER REGULATIONS.
(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
18.12. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.
18.13. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.
18.14. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
18.15. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
18.16. FOREIGN PARTICIPANTS. In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for the purposes of this Section 18.16 without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.
18.17. NOTICE. Except as otherwise provided in this Plan, all notices or other communications required or permitted to be given under this Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.
18.18. INUREMENT OF RIGHTS AND OBLIGATIONS. The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.
18.19. COSTS AND EXPENSES. Except as otherwise provided herein, the costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.
18.20 SECTION 409A COMPLIANCE. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Without in any way limiting the generality of the foregoing, payment with respect to any Award that constitutes “deferred compensation” within the meaning of Section 409A of the Code shall be made in accordance with the applicable requirements thereof. No payment under the Plan with respect to any Award that constitutes “deferred compensation” within the meaning of Section 409A of the Code shall be accelerated or deferred except in compliance with the applicable requirements thereof. To the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s “separation from service” within the meaning of Section 409A of the Code shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty. The provisions of this Section 18.20 shall apply notwithstanding any other provision of the Plan to the contrary.